Exhibit 1.1

BEAZER HOMES USA, INC.

Dealer Manager Agreement

New York, New York

February 13, 2012

Citigroup Global Markets Inc.,

Credit Suisse Securities (USA) LLC

  as Dealer Managers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Beazer Homes USA, Inc., a corporation organized under the laws of Delaware (the “Company”), plans to make offers (each such offer as described in the Prospectus (as defined below), an “Exchange Offer,” and collectively, the “Exchange Offers”), for (i) any and all of its $57.5 million aggregate principal amount of outstanding 7.50% Mandatory Convertible Subordinated Notes due 2013 (the “Convertible Notes”) in exchange for consideration consisting of, with respect to each $25 principal amount of Convertible Notes tendered in such Exchange Offer, 5.7348 newly issued shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Note Exchange Securities”) and (ii) any and all of its 3,000,000 outstanding 7.25% tangible equity units (the “Units” and together with the Convertible Notes, the “Existing Securities”) in exchange for consideration consisting of, with respect to each Unit tendered in the Exchange Offer, 4.9029 newly issued shares of Common Stock (together with the Note Exchange Securities, the “Exchange Securities”), in each case on the terms and subject to the conditions set forth in the Offering Documents (as defined below). Certain terms used herein are defined in Section 14 hereof.

In connection with the Exchange Offers, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4, including a preliminary prospectus (including any documents incorporated by reference in such preliminary prospectus and as supplemented or amended from time to time prior to the effectiveness of the Registration Statement (as defined below), the “Preliminary Prospectus”). The term “Registration Statement,” as used in this Agreement, shall mean such registration statement, including the exhibits thereto and any documents incorporated by reference therein, in the form in which it becomes effective and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act relating thereto and any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) of the Securities Act after the effective date of such registration statement, shall also mean such registration statement as so amended or supplemented, together with any such abbreviated registration statement. The final prospectus included in the Registration Statement (including any documents incorporated in the Prospectus by reference) at the time it becomes effective or is first filed pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 11 of Form S-4 which were filed under the Exchange Act on or before the filing of the Pre-Effective Registration Statement, the effective date of the Registration Statement (the “Effective Date”) or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the initial filing of the Pre-Effective Registration Statement, the Effective Date or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Company has prepared and filed, or agrees that prior to or on the Commencement Date it will file, with the Commission under the Securities Act a Tender Offer Statement on Schedule TO with respect to the Exchange Offers, including the required exhibits thereto and any documents incorporated by reference therein. The term “Schedule TO” as used in this Agreement shall mean such Tender Offer Statement on Schedule TO, including any amendment or supplement thereto.

The Registration Statement, the Preliminary Prospectus, the Prospectus, the Schedule TO, letters of transmittal and any newspaper announcements, press releases and any other information the Company may use, prepare, approve, publicly disseminate, provide to registered or beneficial holders of Existing Securities or authorize for use in connection with the Exchange Offers are herein collectively referred to as the “Offering Documents.”

1. Appointment as Dealer Managers.

(a) The Company agrees that Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC will act, severally and not jointly, as the exclusive joint dealer managers for the Exchange Offers (each a “Dealer Manager” and collectively, the “Dealer Managers”) in accordance with your customary practices, including without limitation by soliciting tenders pursuant to the Exchange Offers, communicating with brokers, dealers, commercial banks and trust companies with respect to the Exchange Offers and assisting in the distribution of the Offering Documents.

(b) You agree that all actions taken by you as Dealer Manager have complied and will comply in all material respects with all applicable laws, regulations and rules of the United States, including, without limitation, the applicable rules and regulations of the registered national securities exchanges of which you are a member and of the Financial Industry Regulatory Authority, Inc.

(c) Each Dealer Manager, in its sole discretion, may continue to own or dispose of, in any manner it may elect, any Existing Securities, the Common Stock or any other securities of the Company it may beneficially own at the date hereof or hereafter acquire, in any such case, subject to applicable law. The Dealer Managers have no obligation to the Company, pursuant to this Agreement or otherwise, to tender or refrain from tendering Existing Securities beneficially owned by it in any Exchange Offer. The Dealer Managers acknowledge and agree that if either Exchange Offer is not consummated for any reason, the Company shall have no obligation, pursuant to this Agreement or otherwise, to acquire any applicable Existing Securities from the Dealer Managers or any holder of Existing Securities or otherwise hold the Dealer Managers harmless with respect to any losses it may incur in connection with the resale to any third parties of any Existing Securities.

(d) The Company agrees that it will not file, use or publish any material in connection with the Exchange Offers, use the names Citigroup Global Markets or Credit Suisse Securities (USA) LLC or the names of any of their affiliates or refer to the Dealer Managers or their respective relationship with the Company, without such Dealer Manager’s prior written consent to the form of such use or reference. There shall be no fee for any such permitted use or reference other than as set forth herein.

2. Compensation. The Company shall pay to each Dealer Manager, in respect of its services as Dealer Manager, the fee set forth in the attached Schedule I (the “Fee”). The Company shall also promptly reimburse the Dealer Managers, without regard to consummation of the Exchange Offers, for their reasonable and documented out-of-pocket expenses in preparing for and performing their functions as Dealer Managers, including the reasonable and documented fees, costs and out-of-pocket expenses of counsel to the Dealer Managers for their representation of the Dealer Managers in connection therewith.

3. Representations and Warranties. The Company represents and warrants to and agrees with you, as of the Commencement Date, during the period of the Exchange Offers, and as of the applicable Expiration Date and Exchange Date:

(a) The Company has prepared and filed with the Commission the Schedule TO and the Pre-Effective Registration Statement on Form S-4, including the related Preliminary Prospectus, for registration under the Securities Act of the offering and sale of the Exchange Securities in connection with the Exchange Offers. Following the effectiveness of the Registration Statement, the Company will file with the Commission a final Prospectus in accordance with Rule 424(b) under the Securities Act. As filed, such Registration Statement, Preliminary Prospectus, Prospectus and Schedule TO shall contain all information required by the Securities Act and the Exchange Act.

(b) (i) The Pre-Effective Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus, in each case, together with any amendments and supplements thereto, comply, and will comply, in all material respects with the Securities Act and Rule 13e-4 under the Exchange Act, (ii) the Pre-Effective Registration Statement and the Registration Statement, in each case, together with any amendments and supplements thereto, did not contain, and will not contain, any untrue statement of a material fact and did not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Preliminary Prospectus and the Prospectus, in each case, together with any amendments and supplements thereto, did not contain any untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Pre-Effective Registration Statement, the Registration Statement, any Preliminary Prospectus or the Prospectus (or any supplement or amendment thereto) in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Dealer Manager expressly for inclusion therein (the “Dealer Manager Information”), it being understood that the Dealer Manager Information in the Preliminary Prospectus shall include only the names and the contact information of the Dealer Managers on the front and back covers of the Preliminary Prospectus.

(c) Any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Exchange Offers (each, an “Issuer Free Writing Prospectus”) does not and will not conflict with the information contained in the Pre-Effective Registration Statement, Registration Statement, Preliminary Prospectus or the Prospectus; Each Issuer Free Writing Prospectus, in each case as supplemented by and taken together with the Registration Statement or the Prospectus, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Dealer Manager Information.

(d) The documents incorporated by reference in the Registration Statement and the Prospectus and the Schedule TO conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus prior to the Exchange Date, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or, in the case of an Annual Report on Form 10-K, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of any other document filed under the Exchange Act, omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Dealer Manager Information.

(e) No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission.

(f) The Company has not received from the Commission any written comments, questions or requests for modification of disclosure in respect of any reports filed with the Commission pursuant to the Exchange Act and incorporated by reference into the Offering Documents, except for comments, questions or requests (i) that have been satisfied by the provision of supplemental information to the staff of the Commission, or (ii) in respect of which the Company has agreed with the staff of the Commission to make a prospective change in future reports filed by it with the Commission pursuant to the Exchange Act, of which agreement the Dealer Managers and its counsel have been made aware.

(g) The Company has not paid or agreed to pay to any person any compensation for (i) soliciting another to purchase any of its securities or (ii) soliciting tenders by holders of Existing Securities pursuant to the Exchange Offers (except as contemplated in this Agreement).

(h) None of the Company, its Affiliates or any of its or their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the Exchange Offers.

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the law of the State of Delaware with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Exchange Securities as contemplated in Preliminary Prospectus and the Prospectus.

(j) All of the issued and outstanding shares of the capital stock of each of the Company’s corporate subsidiaries (the “Corporate Subsidiaries”) and the Company’s trust subsidiary (the “Trust Subsidiary”) have been validly issued and are fully paid and nonassessable, and each of the capital stock of the Corporate Subsidiaries and the Trust Subsidiary, the membership interests of each of the Company’s limited liability company subsidiaries (the “LLC Subsidiaries”) and the partnership interests of each of the Company’s limited partnership subsidiaries and limited liability partnership subsidiaries (the “Partnership Subsidiaries” and, together with the LLC Subsidiaries, the Corporate Subsidiaries, and the Trust Subsidiary, the “Subsidiaries”) have been duly authorized and to the extent owned by the Company, are owned free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim except for pledges, liens, encumbrances, and security interests securing obligations under the Amended and Restated Credit Agreement, dated as of August 5, 2009 (the “Credit Agreement”), among the Company, Citibank, N.A., as swing line lender and agent, and the lenders party thereto and the Indenture, dated as of September 11, 2009 (the “Secured Note Indenture”), by and among the Company, the guarantors party thereto, U.S. Bank National Association, as trustee, and Wilmington Trust FSB, as notes collateral agent. Attached as Schedule II is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest, their jurisdictions of incorporation or formation, and percentage equity ownership by the Company.

(k) Each of the Corporate Subsidiaries has been duly incorporated, and each of the Trust Subsidiary, the LLC Subsidiaries and Partnership Subsidiaries has been duly formed, and is validly existing as a corporation, in the case of the Corporate Subsidiaries, as a trust, in the case of the Trust Subsidiary, as a limited partnership or a limited liability partnership, in the case of the Partnership Subsidiaries or as a limited liability company, in the case of LLC Subsidiaries, and in good standing under the laws of its respective jurisdiction of incorporation or formation with full corporate, trust, partnership or limited liability company power, as the case may be, and authority to own its respective properties and conduct its respective business as described in the Preliminary Prospectus and the Prospectus.

(l) As of December 31, 2011, the Company had the authorized, issued and outstanding capital stock as set forth under the heading “Actual” in the section of the Preliminary Prospectus and the Prospectus entitled “Capitalization” in the common stock line item. All of the issued and outstanding shares of capital stock or other equity interests of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Except as set forth in the Preliminary Prospectus and the Prospectus, there are no outstanding subscriptions, calls, options, warrants, rights, or other agreements with respect to the capital stock, membership interests, or partnership interests of the Company or any of the Subsidiaries.

(m) The Company and each of the Subsidiaries are duly qualified or licensed by and are in good standing in each jurisdiction in which the nature of their respective businesses or their respective ownership or leasing of their respective properties requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect (as defined herein). Other than the entities listed on Schedule II hereto, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity other than the entities listed on Schedule III hereto. A “Material Adverse Effect” means any material adverse effect on the business, condition (financial or other), results of operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) The Exchange Securities to be issued in exchange for the Existing Securities pursuant to the Exchange Offers have been duly authorized by the Company, and, when issued and delivered as contemplated herein, will be duly and validly issued, fully paid and nonassessable; neither the filing of the Registration Statement nor the issuance of the Exchange Securities as contemplated by Offering Documents gives rise to any preemptive or similar rights, other than those which have been waived or satisfied.

(p) The Company has filed with the Commission pursuant to Rule 13e-4(c)(1) under the Exchange Act (or Rule 425 under the Securities Act) or otherwise all written communications made by the Company or any affiliate of the Company in connection with or relating to the Exchange Offers that are required to be filed with the Commission, in each case on the date of their first use.

(q) The Company has complied in all material respects with the Securities Act and the Exchange Act in connection with the Exchange Offers, the Offering Documents and the transactions contemplated hereby and thereby.

(r) None of the Company or any Subsidiary is (A) in violation of its charter, bylaws, limited liability company agreement, partnership agreement, operating agreement or other constitutive documents, (B) except as disclosed in the Preliminary Prospectus and Prospectus, in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement, lease, license, franchise agreement, authorization, permit, certificate or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”), (C) in violation of any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (D) in violation of any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties or other governmental or regulatory authority, agency or other body, which in the case of clauses (B), (C) and (D) herein, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute a default by the Company or any Subsidiary under any such document or instrument or result in the imposition of any penalty or the acceleration of any indebtedness, other than penalties, defaults or conditions that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(s) None of the execution and delivery of this Agreement, the conduct and consummation of the Exchange Offers, the consummation of any other transactions relating to the Exchange Offers as contemplated herein or in the Offering Documents, or the fulfillment of the terms hereof will conflict with, violate or constitute a breach of any of the terms or provisions of or a default (or an event that with notice or the lapse of time, or both, would constitute a default) under, or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to, (A) the charter, bylaws, limited liability company agreement, partnership agreement, operating agreement or other constitutive documents of the Company or any Subsidiary, (B) any of the Agreements and Instruments, (C) any law, statute, rule or regulation applicable to the Company or any Subsidiary or their respective assets or properties or (D) any judgment, order or decree of any domestic or foreign court or governmental agency or authority having jurisdiction over the Company or any Subsidiary or their respective assets or properties.

(t) No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency, domestic or foreign, is required to be obtained or made by the Company or any Subsidiary in connection with the transactions contemplated herein or in the Offering Documents, or in connection with the conduct and consummation of the Exchange Offers.

(u) Except as set forth in the Preliminary Prospectus and the Prospectus, there is (A) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any Subsidiary is or may be a party or to which the business, assets or property of such person is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued or, to the knowledge of the Company, that has been proposed by any governmental body or agency, domestic or foreign, (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any Subsidiary is or may be subject that if determined adversely to the Company or any Subsidiary, could, individually or in the aggregate, reasonably be expected, (1) to have a Material Adverse Effect or (2) to interfere with or adversely affect the issuance of the Exchange Securities in any jurisdiction or adversely affect the consummation of the transactions contemplated by any of the Offering Documents.

(v) Except as could not reasonably be expected to have a Material Adverse Effect, no labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent.

(w) The business, operations and facilities of the Company and each of the Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment, or reclamation (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except any violation thereof which would not, individually or in the aggregate, have a Material Adverse Effect; and, except as disclosed in the Preliminary Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries has received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(x) There is no claim pending or, to the best knowledge of the Company, threatened or contemplated under any federal, state, local or foreign law, rule, regulation, decision or order governing pollution or protection or restoration of the environment (the “Environmental Laws”) against the Company or any of the Subsidiaries which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect; there are no past or present actions or conditions including, without limitation, the use, disposal or release of, or human exposure to, any hazardous or toxic substance or waste regulated under any Environmental Law that are likely to form the basis of any such claim against the Company or any of the Subsidiaries which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect. The Company and each Subsidiary maintain a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of their business facilities, real property and operations with requirements of applicable Environmental Laws.

(y) Each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, material to the conduct of its respective business. Neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could, individually or in the aggregate, have a Material Adverse Effect.

(z) All legal or governmental proceedings, contracts or documents of a character required to be described in a prospectus pursuant to Regulation S-K have been so described as required.

(aa) The statements in the Preliminary Prospectus and Prospectus under the heading “Material U.S. Federal Income Tax Considerations” fairly summarize the matters therein described; the statements under the headings “Description Of Capital Stock” fairly summarize the material terms of the Exchange Securities.

(bb) The Company and the Subsidiaries have good title to all properties and assets owned by them and have good leasehold interest in each property and asset leased by them, in each case free and clear of all pledges, liens, encumbrances, security interests, charges, mortgages and defects, except for liens permitted under the Credit Agreement and the Secured Note Indenture or such as would not, individually or in the aggregate, have a Material Adverse Effect or do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such properties by the Company or the Subsidiaries.

(cc) The Company and each Subsidiary have, own, possess or have the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by them as described in the Preliminary Prospectus and Prospectus, except where the failure to own, possess or have the right to employ such Intellectual Property could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and the Subsidiaries does not infringe on the rights of any person, except for such infringement as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) The Company and each of the Subsidiaries have filed all federal, state, local or foreign income and franchise tax returns required to be filed and all such returns are true, complete and correct in all material respects. The Company and each of the Subsidiaries have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or is reasonably likely to be asserted against the Company or any of the Subsidiaries; all material tax liabilities of the Company and the Subsidiaries are adequately provided for on the books of the Company and the Subsidiaries.

(ee) The Company, either directly or through one or more Subsidiaries, has in effect, with financially sound insurers, insurance with respect to its business and properties and the business and properties of the Subsidiaries against loss or damage of the kind customarily insured against by corporations engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations; neither the Company nor any Subsidiary (A) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (B) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(ff) The Company and the Subsidiaries are in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; no “reportable event” (as defined in ERISA and with respect to which the 30-day notice provision has not been waived) has occurred with respect to any “pension plan” (as defined in ERISA) subject to Title IV of ERISA for which the Company or any Subsidiary would have liability; except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries have not incurred and do not expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412, 430 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company and the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(gg) The Company is not and, after giving effect to the transaction contemplated hereby and in the Offering Documents, will not be, an “investment company” as defined in the Investment Company Act.

(hh) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(ii) Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. The Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect, the Company’s internal control over financial reporting. As of December 31, 2011, the Company and the Subsidiaries’ internal controls over financial reporting were reasonably effective to perform the functions for which they were established, subject to the limitations of any such control system, and the Company and the Subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(kk) As of December 31, 2011, none of the Company or any Subsidiary had any material liabilities or obligations, direct or contingent, that were not set forth in the consolidated balance sheet as of such date or in the notes thereto set forth in the Preliminary Prospectus and the Prospectus. Since December 31, 2011, except as set forth or contemplated in the Preliminary Prospectus and the Prospectus, (a) none of the Company or any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (2) entered into any material transaction not in the ordinary course of business, or (3) purchased any of its outstanding capital stock, (b) there has not been any material adverse change, prospective change, event or development in respect of the business, properties, prospects, results of operations or condition (financial or other) of the Company and the Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (c) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock and (d) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any of the Subsidiaries.

(ll) Deloitte & Touche LLP is an independent registered public accounting firm within the meaning of the Securities Act. The historical financial statements and the notes thereto included in the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and the Subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Preliminary Prospectus and the Prospectus). The other financial and statistical information and data included in the Preliminary Prospectus and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and the Subsidiaries.

(mm) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications, other than any such failures which would not result in a Material Adverse Effect.

(nn) None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(qq) Any certificate signed by any officer of the Company and delivered to the Dealer Managers or counsel for the Dealer Managers in connection with the Exchange Offers shall be deemed a representation and warranty by the Company as to matters covered thereby to the Dealer Managers.

4. Agreements. The Company agrees with the Dealer Managers that:

(a) Prior to the termination of the Exchange Offers, the Company will not file any amendment to the Pre-Effective Registration Statement or the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus (other than an amendment or supplement as a result of filings by the Company under the Exchange Act of documents incorporated by reference therein) unless the Company has furnished the Dealer Managers a copy of such proposed amendment or supplement, as applicable, for its review prior to filing and will not file any such proposed amendment or supplement to which the Dealer Managers reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective, or filing of the Preliminary Prospectus or the Prospectus is otherwise required under the Securities Act or the Exchange Act, the Company will cause the Preliminary Prospectus or the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) or in an amendment to the Registration Statement, whichever is applicable, within the time period prescribed and will provide evidence satisfactory to the Dealer Managers of such timely filing. The Company will promptly advise the Dealer Managers (i) when the Registration Statement, and any amendment thereto, shall have become effective, (ii) when the Preliminary Prospectus or the Prospectus, and any supplement thereto or any document incorporated therein, shall have been filed (if required) with the Commission, (iii) when, prior to termination of the Exchange Offers, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff for any amendment of the Pre-Effective Registration Statement or the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus or for any additional information, (v) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or the initiation or threatening of any proceeding for any such purpose, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction within the United States or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, the Company will use promptly its reasonable best efforts to obtain its withdrawal.

(b) The Company will furnish to the Dealer Managers and counsel for the Dealer Managers, without charge, conformed copies of the Registration Statement (including exhibits thereto) and as many copies of the Offering Documents as the Dealer Managers may reasonably request.

(c) The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Exchange Securities issued in the Exchange Offers, as contemplated by this Agreement, the Registration Statement and the Prospectus. If, at any time when a prospectus relating to the Exchange Offers is required to be delivered under the Securities Act or the Exchange Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, in connection with use or delivery of the Offering Documents, the Company promptly will (i) notify the Dealer Managers of any such event, (ii) upon the request of Dealer Managers, prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus, and (iv) supply any supplemented Offering Documents to the Dealer Managers in such quantities as it may reasonably request.

(d) The Company agrees to advise the Dealer Managers promptly of (i) any proposal by the Company to withdraw, rescind or modify the Offering Documents or to withdraw, rescind or terminate any Exchange Offer or the exercise by the Company of any right not to exchange the Existing Securities pursuant to any Exchange Offer, (ii) its awareness of the issuance of a stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use by the Commission or any other regulatory authority, or the institution or threatening of any proceedings for that purpose (and will promptly furnish the Dealer Managers with a copy of any such order), (iii) its awareness of the occurrence of any development that could reasonably be expected to result in a Material Adverse Change relating to or affecting the Exchange Offers and (iv) any other non-privileged information relating to the Exchange Offers, the Offering Documents or this Agreement which the Dealer Managers may from time to time reasonably request.

(e) To the extent it is permitted by law, the Company will inform the Dealer Managers of any material litigation or administrative action with respect to the Exchange Offers as soon as practicable after the Company becomes aware of it.

(f) As soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(g) The Company will promptly from time to time to take such action as the Dealer Managers may reasonably request to qualify the Exchange Securities for offering and sale under the securities laws of such jurisdictions as the Dealer Managers may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the Exchange Offers; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(h) The Company will cause all Existing Securities accepted in the Exchange Offers to be cancelled.

(i) The Company will cooperate with the Dealer Managers to permit the Exchange Securities to be eligible for clearance and settlement through The Depository Trust Company.

(j) None of the Company, its Affiliates or any person acting on its or their behalf will take, directly or indirectly, any action that is designed to cause or result, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Exchange Securities or the tender of Existing Securities in the Exchange Offers; provided that the Company shall not be responsible as to any action taken or to be taken by the Dealer Managers.

(k) The Company agrees to pay the costs and expenses relating to the transactions contemplated hereunder, whether or not the Exchange Offers are consummated and whether or not this Agreement has expired or has been terminated, including, without limitation, the following: (i) all fees and expenses of the Registrar, Transfer Agent, the Information Agent, the Exchange Agent and any trustee; (ii) the fees and expenses of the Company’s accountants and the fees and expenses of the Company’s counsel (including local and special counsel) for the Company; (iii) all expenses of preparation, printing (or reproduction) and mailing of the Offering Documents and each amendment or supplement thereto; (iv) all filing fees applicable to the Exchange Offers;

(v) all expenses of printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Documents (and all amendments or supplements thereto) as may, in each case, be reasonably requested for use in connection with the Exchange Offers; (vi) all expenses of preparation, printing, issuance and delivery of certificates for the Exchange Securities, if any; (vii) any registration or qualification of the Exchange Securities for offer and sale under the blue sky laws of the several states or any non-U.S. jurisdiction (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers relating to such registration and qualification); (ix) without regard to consummation of the Exchange Offers, the reasonable and documented fees, costs and out-of-pocket expenses of counsel to the Dealer Managers for their representation of the Dealer Managers in connection with your services as Dealer Managers, as described in Section 2; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder and in connection with the Exchange Offers.

(l) The Company will arrange for American Stock Transfer & Trust Company, as the exchange agent (the “Exchange Agent”), named in the Preliminary Prospectus and the Prospectus to inform you during each business day during the Exchange Offers as to the principal amount of Existing Securities that have been tendered pursuant to the Exchange Offers.

(m) The Company shall arrange for D.F. King & Co., Inc. to serve as information agent in connection with the Exchange Offer (the “Information Agent”)and shall authorize the Dealer Managers to communicate with the Information Agent to facilitate the Exchange Offers.

(n) The Company agrees not to exchange any Existing Securities during the period beginning on the Commencement Date and ending on the Exchange Date except pursuant to and in accordance with the Exchange Offers or as otherwise agreed to in writing by the parties hereto and permitted under applicable laws and regulations.

(o) The Company will comply in all material respects with the Securities Act and the Exchange Act, including Rule 13e-4 under the Exchange Act, in connection with the Exchange Offers, the Offering Documents and the transactions contemplated hereby and thereby. The Company will file with the Commission pursuant to Rule 13e-4(c)(1) under the Exchange Act (or Rule 425 under the Securities Act) or otherwise all written communications made by the Company or any affiliate of the Company in connection with or relating to the Exchange Offers that are required to be filed with the Commission, in each case on the date of their first use.

5. Conditions to the Obligations of the Dealer Manager. The obligations of the Dealer Managers under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Commencement Date and the applicable Expiration Date and the Exchange Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have become effective on or prior to each Expiration Date.

(b) As of the Exchange Date, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the executive officers of the Company, threatened by the Commission.

(c) At the Commencement Date, the applicable Expiration Date and the Exchange Date, the Dealer Managers shall have received from King & Spalding LLP, counsel to the Company, an opinion addressing the matters set forth in Exhibit A.

(d) At the Commencement Date, the applicable Expiration Date and the Exchange Date, the Dealer Manager shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Dealer Manager, such opinion or opinions addressed to the Dealer Manager with respect to the Exchange Offers, the Offering Documents (as amended or supplemented at the Exchange Date, in the case of the opinion delivered on the Exchange Date) and other related matters as the Dealer Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass upon such matters.

(e) At the applicable Expiration Date and Exchange Date, the Company shall have furnished to the Dealer Managers a certificate of the Company, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated as of the Exchange Date, to the effect that the signers of such certificate have carefully examined the Offering Documents, any amendment or supplement to the Offering Documents and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect at all times during the period from the Commencement Date to the applicable Expiration Date and Exchange Date, as the case may be, with the same effect as if made on the Exchange Date;

(ii) the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Exchange Date;

(iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the Offering Documents (exclusive of any amendment or supplement thereto), there has been no Material Adverse Change, except as set forth in or contemplated in the Offering Documents (exclusive of any amendment or supplement thereto).

(f) At each of the Commencement Date, the applicable Expiration Date and the Exchange Date, the Company shall have requested and caused the Company Auditors to furnish to the Dealer Manager letters, dated respectively as of the Commencement Date, the applicable Expiration Date and the Exchange Date, in the form and substance satisfactory to the Dealer Managers.

(g) Subsequent to the Commencement Date or, if earlier, the dates as of which information is given in the Preliminary Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Preliminary Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Dealer Managers, so material and adverse as to make it impractical or inadvisable to market or deliver the Exchange Securities or solicit tenders of Existing Securities as contemplated by the Preliminary Prospectus (exclusive of any amendment or supplement thereto).

(h) Prior to the Exchange Date, the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filing with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Exchange Offers and the execution, delivery and performance of this Agreement.

(i) Prior to the Exchange Date, the Exchange Securities shall have been approved for listing, subject to notice of issuance, on the New York Stock Exchange.

(j) Prior to the Exchange Date, the Company shall have delivered to the Dealer Managers and its counsel such further information, certificates and documents as they may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Dealer Managers hereunder may be cancelled by the Dealer Managers at, or at any time prior to, the Exchange Date. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Dealer Manager, the directors, officers, employees and agents of each Dealer Manager and each person who controls any Dealer Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relate to, arise out of, or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in any amendment or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (2) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus (or any amendment or supplement thereto), the Prospectus, or any Issuer Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (3) the Company’s failure to make or consummate the Exchange Offers or the withdrawal, rescission, termination, amendment or extension of the Exchange Offers or any failure on the Company’s part to comply with the terms and conditions contained in the Offering Documents, (4) any action or failure to act by the Company or its respective directors, officers, agents or employees or by any indemnified party at the request or with the consent of the Company, or (5) otherwise related to or arising out of the Dealer Manager’s engagement hereunder or any transaction or conduct in connection therewith, except that this clauses (3) and (5) shall not apply with respect to the portion of any losses that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified party, and in the case of clause (1), (2), (3) or (4) of this sentence, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Documents, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with the Dealer Manager Information. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Dealer Manager will, severally and not jointly, indemnify and hold harmless the Company, each of its directors and officers, and each person who controls the Company within the meaning of the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Dealer Managers, but only with reference to the Dealer Manager Information. This indemnity agreement will be in addition to any liability that the Dealer Managers may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel

(including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest as determined in such counsel’s reasonable judgment; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party in writing to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company on the one hand and the Dealer Managers on the other agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the “Losses”) to which the Company one the one hand and the Dealer Managers on the other may be subject in such proportion as is appropriate to reflect the relative benefits received by the Dealer Managers on the one hand and the Company on the other from the Exchange Offers; provided, however, that in no case shall the Dealer Managers be responsible for any amount in excess of the Fee due (or anticipated to be due) to the Dealer Managers hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Dealer Managers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Dealer Managers on the other in connection with the statements, omissions, actions or failure to act that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Company shall be deemed to be equal to the principal amount of the securities in respect of which: (a) if the Exchange

Offers are consummated, valid tenders of Existing Securities are received, or (b) if the Exchange Offers are not consummated, valid tenders are or were sought pursuant to the Exchange Offers, and benefits received (or anticipated to be received) by the Dealer Managers shall be deemed to be equal to the Fee paid by the Company to the Dealer Managers hereunder (exclusive of amounts paid for reimbursement of expenses or paid under this Agreement). Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or any other alleged conduct relates to information provided by the Company or other conduct by the Company on the one hand or the Dealer Managers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Dealer Managers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Dealer Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of a Dealer Manager shall have the same rights to contribution as such Dealer Manager, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

7. Certain Acknowledgments. The Company understands that you and your affiliates (together, the “Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research). Members of the Group and businesses within the Group generally act independently of each other, both for their own account and for the account of clients. Accordingly, there may be situations where parts of the Group and/or their clients either now have or may in the future have interests, or take actions, that may conflict with our interests. For example, the Group may, in the ordinary course of business, engage in trading in financial products or undertake other investment businesses for their own account or on behalf of other clients, including, but not limited to, trading in or holding long, short or derivative positions in securities, loans or other financial products of the Company or other entities connected with the Exchange Offers.

In recognition of the foregoing, the Company agrees that the Group is not required to restrict its activities as a result of this engagement, and that the Group may undertake any business activity without further consultation with or notification to the Company. Neither this Agreement, the receipt by the Group of confidential information nor any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) that would prevent or restrict the Group from acting on behalf of other customers or for its own account. Furthermore, the Company agrees that neither the Group nor any member or business of the Group is under a duty to disclose to the Company or use on behalf of the Company any information whatsoever about or derived from those activities or to account for any revenue or profits obtained in connection with such activities. However, consistent with the Group’s long-standing policy to hold in confidence the affairs of its customers, the Group will not use confidential information obtained from the Company except in connection with its services to, and its relationship with the Company.

The Company hereby acknowledges that you are acting as principal and not as a fiduciary of the Company and the Company’s engagement of you in connection with the transactions contemplated herein is as an independent contractor and not in any other capacity. Neither this Agreement, your performance hereunder nor any previous or existing relationship between the Company and any member of or business within the Group will be deemed to create any fiduciary relationship. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the transactions contemplated herein (irrespective of whether any member of or business within the Group has advised or is currently advising the Company on related or other matters).

8. Representations, Acknowledgments and Indemnities to Survive. The respective agreements, representations, warranties, acknowledgments, indemnities and other statements of the Company or its officers and of the Dealer Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Dealer Managers or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Exchange Securities. The provisions of the last sentence of Section 2 and the provisions of Section 6 hereof shall survive the termination or cancellation of this Agreement.

9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Managers, will be mailed, delivered or telefaxed to the Citigroup Global Markets General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup Global Markets at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; Credit Suisse Securities (USA) LLC (fax no. (212) 325-4296) and confirmed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629 Attention: LCD-IBD, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP (fax no. (213) 621-5341) and confirmed to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, 34th Floor, Los Angeles, CA 90071, Attention: Casey T. Fleck or, if sent to the Company, will be mailed, delivered or telefaxed to the Company’s General Counsel (fax no. (770) 481-7364) and confirmed to it at 1000 Abernathy Road, Atlanta Georgia 30328, Attention: General Counsel with a copy to King & Spalding LLP (fax no. (404) 572-5133) and confirmed to King & Spalding LLP, 1180 Peachtree Street, NE, Atlanta, Georgia 30309 Attention: William Calvin Smith.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and, no other person will have any right or obligation hereunder.

11. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction or conduct in connection herewith, is waived.

12. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

13. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

14. Definitions. The following terms, when used in this Agreement, shall have the meanings indicated.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup Global Markets” shall mean Citigroup Global Markets Inc.

“Credit Suisse” shall mean Credit Suisse Securities (USA) LLC.

“Commencement Date” shall mean the date of commencement of the Exchange Offers.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Effective Date” shall mean the time the Registration Statement is declared effective under the Securities Act.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Date” shall mean each date on which the Company issues the Exchange Securities in connection with applicable Exchange Offer.

“Expiration Date” shall mean the last time that validly tendered Existing Securities may be withdrawn from the applicable Exchange Offers before being accepted by the Company for exchange.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Information Agent” shall mean D.F. King & Co., Inc.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Material Adverse Change” shall mean, with respect to the Company, any change that is materially adverse to the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Pre-Effective Registration Statement” shall mean the registration statement, filed by the Company with the Commission registering the Exchange Offers under the Act, including exhibits thereto and any documents incorporated by reference therein or deemed part of such registration statement pursuant to Rule 430C under the Act, in the form in which it is initially filed with the Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“U.S.” or the “United States” shall mean the United States of America.

“We” or “us” shall mean the Company.

“You” or “Your” shall mean Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Dealer Managers.

Very truly yours,

Beazer Homes USA, Inc.

By
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By
Name:
Title:

Credit Suisse Securities (USA) LLC

By
Name:
Title:

Schedule I

Dealer Manager Fee

S-A-1

Schedule II

S-B-1

Schedule III

Ex-A-1

Exhibit A

Form of Opinion of King & Spalding LLP

FN-1